EXHIBIT 99.1

NEWS RELEASE

AMERICAN EAGLE

OUTFITTERS

Declares Quarterly Cash Dividend

Warrendale, PA, December 3, 2004 - American Eagle Outfitters, Inc. (NASDAQ: AEOS) today announced that its Board of Directors has declared a quarterly cash dividend of $0.06 per share payable on January 7, 2005 to stockholders of record at the close of business on December 23, 2004.

American Eagle Outfitters (NASDAQ: AEOS) is a leading lifestyle retailer that designs, markets, and sells its own brand of relaxed, casual clothing for 15 to 25 year olds, providing high-quality merchandise at affordable prices. AE's collection includes modern basics like jeans, cargo pants, and graphic Ts as well as a stylish assortment of cool accessories, outerwear and footwear. AE's Canadian subsidiary, Bluenotes offers a more urban/suburban, denim-driven collection for 12 to 22 year olds. American Eagle Outfitters currently operates 780 AE stores in 49 states, the District of Columbia and Puerto Rico, 69 AE stores in Canada, and 109 Bluenotes stores in Canada. AE also operates via its Web business, www.ae.com, which offers additional sizes and styles of favorite AE merchandise.

Company Contacts:

Laura Weil
Judy Meehan
724-776-4857